Exhibit 10.3

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “First Amendment”) is made and entered into as of August 12, 2021 by and among Parsec Capital Acquisitions Corp (the “Company”), and Parsec Acquisitions Sponsor LLC (the “Payee”).

RECITALS

WHEREAS, the Company and Payee are parties to that certain Promissory Note, dated as of March 1, 2021 (the “Note”), pursuant to which the Payee agreed to loan the Company up to $300,000; and

WHEREAS, the Company agreed to pay to the order of the Payee or its registered assigns or successors in interest, the principal sum of up to $300,000 and

WHEREAS, pursuant to Section 1 of the Note, the principal balance of the Note shall be payable by the Company on the earlier of: (i) September 1, 2021, or (ii) the date on which the Company consummates an initial public offering of its securities; and

WHEREAS, the parties hereto desire to amend Section 1 of the Note to extend the date in which the principal balance of the Note shall be payable by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Promissory Note. The Parties hereby agree to the following amendment to the Note:

The parties agree that Section 1 of the Note shall read in its entirety:

1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) December 31, 2021, or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Note are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Note or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Note in the Note or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Note, as amended by this First Amendment (or as the Note may be further amended or modified in accordance with the terms thereof). The terms of this First Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Note.

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this First Amendment to the Note as of the date first above written.

[Signature Page to First Amendment to the Note]

PARSEC CAPITAL ACQUISITIONS CORP

By:	/s/ Patricia Trompeter
Name:	Patricia Trompeter
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

PARSEC ACQUISITION SPONSOR LLC

By:	/s/ Patricia Trompeter
Name:	Patricia Trompeter
Title:	Managing Member